UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2007 (December 20, 2007)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 9.01	Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On December 20, 2007, Pinnacle Data Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with selected institutional investors (the “Investors”) regarding the private placement of 1,250,000 shares of common stock, no par value of the Company, at a price per share of $2.00. The issuance raised gross proceeds of $2.5 million before payment of transaction expenses. $1.2 million of the gross proceeds are to be used by the Company to complete the acquisition of substantially all of the equity or the assets of Aspan Computer Repair Laboratories, a Netherlands entity (the “Acquisition”). A copy of the Purchase Agreement is attached as Exhibit 99.1.

Warrants

As part of the transaction, the Investors will receive five year warrants (the “Warrants”) to purchase, in the aggregate, 375,000 additional shares of common stock with an exercise price of $3.03 per share. The Warrants will not be exercisable until six months following the closing date of the transaction. The form of Warrant is attached as Exhibit 99.2.

Registration Rights Agreement

On December 20, 2007, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to register the shares of common stock sold to the Investors pursuant to the Purchase Agreement and to use its commercially reasonable efforts to maintain the effectiveness of such registration until the earlier of (a) all of such common stock has been sold by the Investors, or (b) the common stock may be sold without volume restrictions under Rule 144. The Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a resale registration statement with respect to this registration within 45 days after closing. If certain of its obligations under the Registration Rights Agreement are not met, the Company has agreed to make pro-rata liquidated damages payments to each Investor. A copy of the Registration Rights Agreement is attached as Exhibit 99.3.

Escrow Agreement

On December 20, 2007, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with the Investors and with Bank of New York as escrow agent. Pursuant to the Escrow Agreement, the proceeds of the investment related to the Acquisition are to be held in escrow until the closing of the Acquisition. A corresponding amount of common stock and warrants will also be held in escrow. A copy of the Escrow Agreement is attached as Exhibit 99.4.

The private placement was made under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because the transaction complies with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The description of the terms and conditions of the Purchase Agreement, the Warrants, the Registration Rights Agreement and the Escrow Agreement (collectively, the “Transaction Documents”) set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and incorporated herein by this reference. The Transaction Documents have been included to provide information regarding their terms. The Transaction Documents are not intended to provide any other factual information about the Company. Such information can be found in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

A copy of the Company’s press release announcing the private placement is attached as Exhibit 99.5 and is incorporated by reference into this report.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Securities Purchase Agreement dated December 20, 2007

99.2	Form of Warrant

99.3	Registration Rights Agreement dated December 20, 2007

99.4	Escrow Agreement dated December 20, 2007

99.5	Press Release of Pinnacle Data Systems, Inc. dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ George A. Troutman
George A. Troutman, Chief Financial Officer

Dated: December 21, 2007